                             PARTICIPATION AGREEMENT

                                  BY AND AMONG

                          AIM VARIABLE INSURANCE FUNDS,

                            A I M DISTRIBUTORS, INC.

                                       AND

            FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY
                                  OF NEW YORK,
                             ON BEHALF OF ITSELF AND
                             ITS SEPARATE ACCOUNTS,

                                TABLE OF CONTENTS

Description                                                                 Page

  6.2          SUBJECT TO SECTION 6.5 BELOW, THIS AGREEMENT

                             PARTICIPATION AGREEMENT

   THIS  AGREEMENT,  made and  entered  into as of the  21st  day of June,  2002
("Agreement"),  by and among AIM  Variable  Insurance  Funds,  a Delaware  Trust
("AVIF"),  A I M Distributors,  Inc., a Delaware  corporation ("AIM"), and First
Security Benefit Life Insurance and Annuity Company of New York, a New York life insurance  company  ("LIFE  COMPANY"),  on  behalf  of  itself  and  each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an "Account," and collectively,  the "Accounts");
(collectively, the "Parties").

                                WITNESSETH THAT:

   WHEREAS,  AVIF is  registered  with the  Securities  and Exchange  Commission
("SEC")  as an  open-end  management  investment  company  under the  Investment
Company Act of 1940, as amended (the "1940 Act"); and

   WHEREAS,  AVIF currently  consists of eighteen  separate  series  ("Series"), shares ("Shares") each of which are registered under the Securities Act of 1933, as  amended  (the "1933  Act") and are  currently  sold to one or more  separate accounts of life insurance  companies to fund benefits  under  variable  annuity contracts and variable life insurance contracts; and

   WHEREAS,  AVIF will make Shares of each Series listed on Schedule A hereto as the Parties hereto may amend from time to time (each a "Fund";  reference herein to "AVIF" includes  reference to each Fund, to the extent the context  requires)
available for purchase by the Accounts; and

   WHEREAS,  LIFE  COMPANY  will  be the  issuer  of  certain  variable  annuity contracts and variable life insurance  contracts  ("Contracts")  as set forth on
Schedule A hereto,  as the  Parties  hereto  may amend from time to time,  which
Contracts (hereinafter collectively, the "Contracts"), if required by applicable law, will be registered under the 1933 Act; and

   WHEREAS,  LIFE COMPANY will fund the Contracts through the Accounts,  each of which may be  divided  into two or more  subaccounts  ("Subaccounts";  reference herein to an  "Account"  includes  reference to each  Subaccount  thereof to the extent the context requires); and

   WHEREAS,  LIFE COMPANY will serve as the depositor of the  Accounts,  each of which is registered as a unit investment trust investment company under the 1940
Act (or exempt therefrom), and the security interests deemed to be issued by the
Accounts under the Contracts will be registered as securities under the 1933 Act
(or exempt therefrom); and

   WHEREAS,   to  the  extent   permitted  by  applicable   insurance  laws  and
regulations, LIFE COMPANY intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Contracts; and

   WHEREAS, AIM is a broker-dealer  registered with the SEC under the Securities
Exchange Act of 1934 ("1934 Act") and a member in good  standing of the National
Association of Securities Dealers, Inc. ("NASD");

   NOW,  THEREFORE,  in  consideration  of  the  mutual  benefits  and  promises contained herein, the Parties hereto agree as follows:

                           SECTION 1. AVAILABLE FUNDS

   1.1 AVAILABILITY.

   AVIF will make Shares of each Fund available to LIFE COMPANY for purchase and redemption  at net asset value and with no sales  charges,  subject to the terms and  conditions of this  Agreement.  The Board of Trustees of AVIF may refuse to sell Shares of any Fund to any person,  or suspend or terminate  the offering of
Shares  of any  Fund  if  such  action  is  required  by  law  or by  regulatory authorities  having  jurisdiction  or if, in the sole discretion of the Trustees acting in good faith and in light of their  fiduciary  duties under  federal and any  applicable  state laws,  such action is deemed in the best interests of the shareholders of such Fund.

   1.2 ADDITION, DELETION OR MODIFICATION OF FUNDS.

   The  Parties  hereto  may  agree,  from time to time,  to add other  Funds to provide additional funding media for the Contracts,  or to delete,  combine,  or modify  existing Funds,  by amending  Schedule A hereto.  Upon such amendment to
Schedule A, any applicable reference to a Fund, AVIF, or its Shares herein shall include a reference  to any such  additional  Fund.  Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

   1.3 NO SALES TO THE GENERAL PUBLIC.

   AVIF  represents and warrants that no Shares of any Fund have been or will be sold to the general public.

                       SECTION 2. PROCESSING TRANSACTIONS

   The Parties agree to communicate,  process and settle purchase and redemption transactions for Shares  (collectively,  "Share transactions") via the Fund/SERV
and  Networking  systems  of  the  National  Securities   Clearing   Corporation
(hereinafter,  "NSCC").  LIFE COMPANY and AIM each  represents and warrants that it: (a) has entered into an agreement  with NSCC,  (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking,  and
(c) intends to remain at all times in compliance with the then current rules and procedures of NSCC,  all to the extent  necessary or  appropriate  to facilitate such  communications,  processing,  and  settlement of Share  transactions.  AIM agrees to provide LIFE COMPANY with account positions and activity data relating to Share  transactions via Networking . LIFE COMPANY shall pay for Shares by the scheduled close of federal funds transmissions on the same Business Day on which it places an order to purchase Shares in accordance with this section. AIM shall pay for Shares redeemed by the scheduled close of federal funds  transmission on the same  Business  Day on which  LIFE  COMPANY  places  a  redemption  order in accordance with this section to the extent practicable,  but in any event within five (5) calendar  days after the date the order is placed.  Payment shall be in federal  funds  transmitted  by wire from the  Settling  Bank (on behalf of LIFE
COMPANY or AIM, as applicable) to the NSCC.

   For  purposes of this  Agreement,  "Fund/SERV"  shall mean NSCC's  system for automated, centralized processing of mutual fund purchase and redemption orders, settlement,  and account  registration;  "Networking"  shall mean NSCC's  (Level
ZERO) system that allows mutual funds and life  insurance  companies to exchange account level  information  electronically;  and "Settling  Bank" shall mean the entity  appointed  by AVIF or LIFE  COMPANY,  as  applicable,  to  perform  such settlement  services on behalf of AVIF and LIFE COMPANY,  as  applicable,  which agrees to abide by NSCC's  then  current  rules and  procedures  insofar as they relate to same day funds settlement.  In all cases, processing and settlement of
Share transactions shall be done in a manner consistent with applicable law.

   In the event that any Party is prohibited from  communicating,  processing or settling Share transactions via Fund/SERV or Networking, such Party shall notify the other  Parties.  After all Parties have been  notified,  the  provisions  of paragraphs (b) and (c) of this Section 2.1 shall apply.

   2.1 TIMELY PRICING AND ORDERS.

   (a) AVIF or its  designated  agent will use its best  efforts to provide LIFE
COMPANY  with the net asset  value per Share for each Fund by 6:00 p.m.  Central
Time on each Business Day. As used herein,  "Business Day" shall mean any day on which (i) the New York Stock  Exchange  is open for regular  trading,  (ii) AVIF calculates  the  Fund's  net asset  value,  and (iii)  LIFE  COMPANY is open for business.

   (b) LIFE  COMPANY  will use the  data  provided  by AVIF  each  Business  Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process  transactions  that receive  that same  Business  Day's  Account unit values. LIFE COMPANY will perform such Account processing the same Business Day, and will place  corresponding  orders to purchase or redeem  Shares with AVIF by
9:00 a.m. Central Time the following Business Day; PROVIDED,  however, that AVIF shall provide  additional  time to LIFE COMPANY in the event that AVIF is unable to meet the 6:00 p.m.  time stated in  paragraph  (a)  immediately  above.  Such additional  time shall be equal to the  additional  time that AVIF takes to make the net asset values available to LIFE COMPANY.

   (c) With  respect to payment of the  purchase  price by LIFE  COMPANY  and of redemption  proceeds  by AVIF,  LIFE  COMPANY  and AVIF shall net  purchase  and redemption  orders with respect to each Fund and shall  transmit one net payment per Fund in accordance with Section 2.2, below.

   (d) If AVIF provides  materially  incorrect Share net asset value information
(as  determined  under SEC  guidelines),  LIFE  COMPANY  shall be entitled to an adjustment to the number of Shares  purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net asset  value per  Share,  dividend  or  capital  gain  information  shall be reported  promptly upon discovery to LIFE COMPANY.  Materiality and reprocessing cost reimbursement shall be determined in accordance with standards  established by the  Parties as provided in  Schedule  B,  attached  hereto and  incorporated herein.

   2.2 TIMELY PAYMENTS.

   LIFE  COMPANY  will wire  payment for net  purchases  to a custodial  account designated  by AVIF by 1:00 p.m.  Central  Time on the same day as the order for
Shares is placed,  to the extent  practicable.  AVIF will wire  payment  for net redemptions to an account  designated by LIFE COMPANY by 1:00 p.m.  Central Time on the same day as the Order is placed,  to the extent  practicable,  but in any event within five (5) calendar  days after the date the order is placed in order to enable LIFE COMPANY to pay redemption  proceeds  within the time specified in
Section 22(e) of the 1940 Act or such shorter  period of time as may be required by law.

   2.3 APPLICABLE PRICE.

   (a) Share purchase  payments and redemption  orders that result from purchase payments,  premium payments,  surrenders and other  transactions under Contracts
(collectively,  "Contract transactions") and that LIFE COMPANY receives prior to the close of regular  trading on the New York Stock  Exchange on a Business  Day will be executed at the net asset values of the appropriate  Funds next computed after  receipt by AVIF or its  designated  agent of the orders.  For purposes of this Section  2.3(a),  LIFE COMPANY  shall be the  designated  agent of AVIF for receipt of orders  relating to Contract  transactions  on each  Business Day and receipt by such designated agent shall constitute receipt by AVIF; PROVIDED that
AVIF  receives  notice  of such  orders by 9:00  a.m.  Central  Time on the next following Business Day or such later time as computed in accordance with Section
2.1(b) hereof.

   (b) All  other  Share  purchases  and  redemptions  by LIFE  COMPANY  will be effected at the net asset values of the  appropriate  Funds next computed  after receipt by AVIF or its designated  agent of the order therefor,  and such orders will be irrevocable.

   2.4 DIVIDENDS AND DISTRIBUTIONS.

   AVIF  will  furnish  notice  by  wire  or  telephone   (followed  by  written
confirmation)  on or prior to the  payment  date to LIFE  COMPANY  of any income dividends or capital gain distributions  payable on the Shares of any Fund. AVIF or its designated  agent will use its best effort to provide such notice to LIFE
COMPANY no later than 5:30 p.m.  Central time on the payment date.  LIFE COMPANY hereby  elects to reinvest all  dividends  and capital  gains  distributions  in additional  Shares of the  corresponding  Fund at the ex-dividend date net asset values until LIFE COMPANY otherwise notifies AVIF in writing, it being agreed by the Parties that the  ex-dividend  date and the payment date with respect to any dividend or  distribution  will be the same Business Day. LIFE COMPANY  reserves the right to revoke this  election and to receive all such income  dividends and capital gain distributions in cash.

   2.5 BOOK ENTRY.

   Issuance  and  transfer  of AVIF  Shares  will be by book entry  only.  Stock certificates  will not be issued to LIFE COMPANY.  Shares ordered from AVIF will be recorded in an appropriate title for LIFE COMPANY, on behalf of its Account.

                          SECTION 3. COSTS AND EXPENSES

   3.1 GENERAL.

   Except as otherwise  specifically provided in Schedule C, attached hereto and made a part  hereof,  each Party will bear,  or arrange for others to bear,  all expenses incident to its performance under this Agreement.

   3.2 PARTIES TO COOPERATE.

   Each Party agrees to cooperate with the others,  as applicable,  in arranging to print,  mail and/or  deliver,  in a timely  manner,  combined or  coordinated prospectuses or other materials of AVIF and the Accounts.

                           SECTION 4. LEGAL COMPLIANCE

   4.1 TAX LAWS.

   (a) AVIF  represents and warrants that each Fund is currently  qualified as a regulated  investment company ("RIC") under Subchapter M of the Internal Revenue
Code of 1986,  as  amended  (the  "Code"),  and  represents  that each Fund will maintain  such  qualification  as a RIC  under  Subchapter  M (or any  successor provision) of the Code. AVIF will notify LIFE COMPANY  immediately upon having a reasonable  basis for believing  that a Fund has ceased to so qualify or that it might not so qualify in the future.

   (b) AVIF represents and warrants that each Fund will comply and will maintain each  Fund's  compliance  with the  diversification  requirements  set  forth in
Section 817(h) of the Code and Section  1.817-5(b) (or any successor  provision)
of the  regulations  under the Code.  AVIF will notify LIFE COMPANY  immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund  might not so comply in the  future.  In the event of a breach of this Section  4.1(b) by AVIF,  it will take all  reasonable  steps to adequately diversify the Fund so as to achieve  compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code.

   (c) Notwithstandng any other provision of this Agreement, LIFE COMPANY agrees that if the Internal  Revenue  Service  ("IRS") asserts in writing in connection with any  governmental  audit or review of LIFE  COMPANY  or, to LIFE  COMPANY's knowledge,  of any Contract  owners,  annuitants,  insureds or participants  (as appropriate) under the Contracts (collectively,  "Participants"),  that any Fund has failed to comply with the diversification  requirements of Section 817(h) of the Code or LIFE COMPANY  otherwise  becomes  aware of any facts that could give rise to any claim  against AVIF or its  affiliates as a result of such a failure or alleged failure:

         (i)  LIFE  COMPANY  shall  promptly  notify AVIF of such  assertion  or potential  claim  (subject to the  Confidentiality  provisions  of
              Section 18 as to any Participant);

        (ii)  LIFE  COMPANY  shall  consult  with AVIF as to how to minimize any liability  that may arise as a result of such  failure  or alleged failure;

       (iii)  LIFE COMPANY  shall use its best efforts to minimize any liability of AVIF or its affiliates resulting from such failure,  including,
              without   limitation,    demonstrating,   pursuant   to   Treasury
              Regulations Section 1.817-5(a)(2),  to the Commissioner of the IRS
              that such failure was  inadvertent,  it being understood that AVIF and its  affiliates  will  cooperate  with  LIFE  COMPANY  in this regard;

        (iv)  LIFE COMPANY shall permit AVIF, its affiliates and their legal and accounting advisors to participate in any conferences,  settlement discussions  or other  administrative  or judicial  proceeding  or contests  (including  judicial  appeals thereof) with the IRS, any
              Participant or any other claimant  regarding any claims that could give rise to  liability to AVIF or its  affiliates  as a result of such a failure or alleged failure;  PROVIDED,  however,  that LIFE
              COMPANY  will retain  control of the  conduct of such  conferences discussions, proceedings, contests or appeals;

         (v)  any written  materials to be submitted by LIFE COMPANY to the IRS, any  Participant or any other  claimant in connection  with any of
              the  foregoing   proceedings  or  contests   (including,   without
              limitation, any such materials to be submitted to the IRS pursuant to  Treasury  Regulations  Section  1.817-5(a)(2)),  (a)  shall be provided by LIFE  COMPANY to AVIF  (together  with any  supporting
              information   or   analysis);   subject  to  the   confidentiality
              provisions  of Section 18, at least ten (10) business days or such shorter  period to which the Parties hereto agree prior to the day on which such  proposed  materials  are to be  submitted,  and (b)
              shall not be submitted by LIFE COMPANY to any such person  without
              the   express   written   consent  of  AVIF  which  shall  not  be
              unreasonably withheld;

        (vi)  LIFE  COMPANY  shall  provide  AVIF or its  affiliates  and  their accounting and legal advisors with such  cooperation as AVIF shall reasonably request (including,  without limitation,  by permitting
              AVIF and its  accounting and legal advisors to review the relevant books and records of LIFE COMPANY) in order to  facilitate  review by AVIF or its advisors of any written submissions  provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim  against its arising from such a failure or alleged failure;

       (vii)  LIFE COMPANY shall not with respect to any claim of the IRS or any
              Participant  that would give rise to a claim  against  AVIF or its affiliates  (a)  compromise  or settle any  claim,  (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial  appeals,  without the express written consent of AVIF or its affiliates, which shall not be unreasonably withheld, PROVIDED that LIFE COMPANY  shall not be  required,  after  exhausting  all administrative  remedies,  to appeal any adverse judicial decision unless AVIF or its  affiliates  shall have  provided an opinion of
              independent   counsel,   which   counsel   shall   be   reasonably
              satisfactory  to LIFE  COMPANY,  to the effect  that a  reasonable basis exists for taking such appeal; and PROVIDED FURTHER that the costs of any such  appeal  shall be borne  equally by the  Parties hereto; and

      (viii)  AVIF and its  affiliates  shall have no  liability  as a result of such failure or alleged  failure if LIFE  COMPANY  fails to comply with any of the  foregoing  clauses  (i) through  (vii),  and such failure  could  be  shown to have  materially  contributed  to the liability.

   Should AVIF or any of its  affiliates  refuse to give its written  consent to any compromise or settlement of any claim or liability  hereunder,  LIFE COMPANY may, in its  discretion,  authorize AVIF or its affiliates to act in the name of
LIFE COMPANY in, and to control the conduct of, such  conferences,  discussions, proceedings,  contests or appeals  and all  administrative  or judicial  appeals thereof,  and in that  event  AVIF or its  affiliates  shall  bear  the fees and expenses associated with the conduct of the proceedings that it is so authorized to control;  PROVIDED,  that in no event shall LIFE COMPANY  have any  liability resulting  from AVIF's  refusal to accept the proposed  settlement or compromise with respect to any failure caused by AVIF. As used in this Agreement,  the term
"affiliates"  shall have the same meaning as  "affiliated  person" as defined in
Section 2(a)(3) of the 1940 Act.

   (d) LIFE COMPANY represents and warrants that the Contracts currently are and will  be  treated  as  annuity  contracts  or  life  insurance  contracts  under applicable  provisions  of the Code and  that it will  use its best  efforts  to maintain such treatment; LIFE COMPANY will notify AVIF immediately upon having a reasonable  basis for believing  that any of the Contracts  have ceased to be so treated or that they might not be so treated in the future.

   (e) LIFE COMPANY  represents  and warrants that each Account is a "segregated asset  account"  and that  interests  in each  Account are  offered  exclusively through  the  purchase of or transfer  into a  "variable  contract,"  within the meaning of such terms under Section 817 of the Code (or any successor provision)
and the  regulations  thereunder.  LIFE  COMPANY  will  continue  to  meet  such definitional  requirements,  and it will notify AVIF  immediately  upon having a reasonable basis for believing that such  requirements  have ceased to be met or that they might not be met in the future.

   4.2 INSURANCE AND CERTAIN OTHER LAWS.

   (a) AVIF  will use its best  efforts  to  comply  with any  applicable  state insurance laws or regulations,  to the extent specifically  requested in writing by  LIFE  COMPANY,  including,  the  furnishing  of  information  not  otherwise available to LIFE  COMPANY  which is required by state  insurance  law to enable
LIFE  COMPANY  to obtain  the  authority  needed to issue the  Contracts  in any applicable state.

   (b) LIFE COMPANY  represents and warrants that (i) it is an insurance company duly  organized,  validly  existing and in good  standing  under the laws of the
State of New York and has full  corporate  power,  authority  and legal right to execute,  deliver and perform its duties and comply with its  obligations  under this Agreement,  (ii) it has legally and validly  established and maintains each
Account as a  segregated  asset  account  under New York  Insurance  Law and the regulations thereunder,  and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

   (c) AVIF  represents  and  warrants  that it is lawfully  organized,  validly existing,  and in good standing  under the laws of the State of Delaware and has full power,  authority,  and legal right to  execute,  deliver,  and perform its duties and comply with its obligations under this Agreement.

   4.3 SECURITIES LAWS.

   (a) LIFE COMPANY  represents  and warrants that (i) interests in each Account pursuant to the Contracts  will be  registered  under the 1933 Act to the extent required  by the  1933  Act,  (ii) the  Contracts  will be duly  authorized  for issuance  and sold in  compliance  with all  applicable  federal and state laws, including,  without limitation, the 1933 Act, the 1934 Act, the 1940 Act and the law(s) of LIFE  COMPANY's  state(s) of  organization  and  domicile,  (iii) each
Account is and will remain registered under the 1940 Act, to the extent required by the 1940 Act, (iv) each Account does and will comply in all material respects with the  requirements of the 1940 Act and the rules  thereunder,  to the extent required,  (v) each Account's 1933 Act  registration  statement  relating to the
Contracts, together with any amendments thereto, will at all times comply in all material  respects  with  the  requirements  of  the  1933  Act  and  the  rules thereunder,  (vi) LIFE COMPANY  will amend the  registration  statement  for its
Contracts  under the 1933 Act and for its Accounts  under the 1940 Act from time to time as required in order to effect the continuous  offering of its Contracts or as may  otherwise  be  required by  applicable  law,  and (vii) each  Account
Prospectus  will  at  all  times  comply  in  all  material  respects  with  the requirements of the 1933 Act and the rules thereunder.

   (b) AVIF  represents  and  warrants  that (i) Shares  sold  pursuant  to this
Agreement  will be registered  under the 1933 Act to the extent  required by the
1933 Act and duly  authorized for issuance and sold in compliance  with Delaware law,  (ii) AVIF is and will remain  registered  under the 1940 Act to the extent required by the 1940 Act, (iii) AVIF will amend the  registration  statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the  continuous  offering  of its Shares,  (iv) AVIF does and will  comply in all  material  respects  with the  requirements  of all applicable federal securities laws,  including,  but not limited to the 1940 Act and the rules thereunder,  (v) AVIF's 1933 Act registration statement,  together with any amendments  thereto,  will at all times comply in all material respects with the  requirements  of the 1933 Act and rules  thereunder,  and (vi)  AVIF's
Prospectus  will  at  all  times  comply  in  all  material  respects  with  the requirements of the 1933 Act and the rules thereunder.

   (c) AVIF will at its  expense  register  and  qualify  its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent necessary in order to perform its obligations under this Agreement.

   (d)  AVIF  represents  and  warrants  that  all  of its  trustees,  officers, employees,  investment advisers, and other individuals/entities having access to the funds  and/or  securities  of the Fund are and  continue  to be at all times covered by a blanket  fidelity  bond or similar  coverage for the benefit of the
Fund in an amount not less than the minimal  coverage as required  currently  by
Rule 17g-(1) of the 1940 Act or related  provisions as may be  promulgated  from time to time. The aforesaid bond includes  coverage for larceny and embezzlement and is issued by a reputable bonding company.

   (e) AIM  represents  and warrants that it is a member in good standing of the
NASD and is registered as a broker-dealer  with the SEC. AIM further  represents that it will sell and  distribute  AVIF's shares in accordance  with the laws of the State of New York and any applicable federal securities laws.

   4.4 NOTICE OF CERTAIN PROCEEDINGS AND OTHER CIRCUMSTANCES.

   (a) AVIF or AIM will  immediately  notify LIFE COMPANY of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to AVIF's  registration  statement under the 1933 Act or AVIF  Prospectus,  (ii)  any  request  by the SEC for any  amendment  to such registration statement or AVIF Prospectus that may affect the offering of Shares of AVIF,  (iii) the  initiation of any  proceedings  for that purpose or for any other purpose relating to the registration or offering of AVIF's Shares, or (iv)
any other action or  circumstances  that may prevent the lawful offer or sale of
Shares of any Fund in any state or jurisdiction,  including, without limitation, any  circumstances  in which (a) such  Shares  are not  registered  and,  in all material  respects,  issued and sold in  accordance  with  applicable  state and federal law, or (b) such law  precludes  the use of such Shares as an underlying investment medium of the Contracts issued or to be issued by LIFE COMPANY.  AVIF and AIM will make every reasonable effort to prevent the issuance,  with respect to any Fund,  of any such stop order,  cease and desist  order or similar  order and, if any such order is issued,  to obtain the lifting thereof at the earliest possible time.

   (b) LIFE  COMPANY  will  immediately  notify AVIF of (i) the  issuance by any court or regulatory  body of any stop order,  cease and desist  order,  or other similar order with respect to each Account's  registration  statement  under the
1933 Act relating to the Contracts or each Account Prospectus,  (ii) any request by the  SEC  for  any  amendment  to  such  registration  statement  or  Account
Prospectus that may affect the offering of Shares of AVIF,  (iii) the initiation of any  proceedings  for that purpose or for any other  purpose  relating to the registration or offering of each Account's  interests pursuant to the Contracts, or (iv) any other action or  circumstances  that may prevent the lawful offer or sale  of  said  interests  in any  state  or  jurisdiction,  including,  without limitation, any circumstances in which said interests are not registered and, in all material  respects,  issued and sold in accordance with applicable state and federal  law.  LIFE  COMPANY  will make every  reasonable  effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

   4.5 LIFE COMPANY TO PROVIDE DOCUMENTS; INFORMATION ABOUT AVIF.

   (a) LIFE COMPANY will  provide to AVIF or its  designated  agent at least one
(1) complete  copy of all SEC  registration  statements,  Account  Prospectuses, reports,  any preliminary and final voting  instruction  solicitation  material, applications for exemptions,  requests for no-action letters, and all amendments
to  any  of  the  above,   that  relate  to  each  Account  or  the   Contracts,
contemporaneously  with  the  filing  of such  document  with  the SEC or  other regulatory authorities.

   (b) LIFE COMPANY will  provide to AVIF or its  designated  agent at least one
(1)  complete  copy of each  piece of  sales  literature  or  other  promotional material  in which  AVIF or any of its  affiliates  is named,  at least five (5)
Business Days prior to its use or such shorter period as the Parties hereto may, from time to time,  agree upon.  No such  material  shall be used if AVIF or its designated agent objects to such use within five (5) Business Days after receipt of such material or such shorter  period as the Parties hereto may, from time to time, agree upon. AVIF hereby designates AIM as the entity to receive such sales literature,  until such time as AVIF appoints another designated agent by giving notice to LIFE COMPANY in the manner required by Section 9 hereof.

   (c) Neither LIFE COMPANY nor any of its affiliates, will give any information or make any representations or statements on behalf of or concerning AVIF or its affiliates  in  connection  with the sale of the  Contracts  other  than (i) the
information  or  representations   contained  in  the  registration   statement,
including the AVIF Prospectus  contained  therein,  relating to Shares,  as such registration  statement and AVIF Prospectus may be amended from time to time; or
(ii) in reports or proxy  materials for AVIF; or (iii) in published  reports for
AVIF that are in the public  domain and  approved by AVIF for  distribution;  or
(iv) in sales literature or other promotional  material approved by AVIF, except with the express written permission of AVIF.

   (d) LIFE COMPANY shall adopt and implement procedures  reasonably designed to ensure that information  concerning AVIF and its affiliates that is intended for use only by brokers or agents selling the Contracts  (I.E.,  information that is not intended for distribution to  Participants)  ("broker only materials") is so used, and neither AVIF nor any of its affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.

   (e) For the purposes of this Section 4.5,  the phrase  "sales  literature  or other  promotional  material"  includes,  but is not limited to,  advertisements
(such as material published,  or designed for use in, a newspaper,  magazine, or other  periodical,  radio,  television,  telephone or tape recording,  videotape display,  signs or billboards,  motion pictures,  or other public media,  (E.G., on-line  networks  such as the  Internet or other  electronic  messages),  sales literature  (I.E.,  any  written  communication  distributed  or made  generally available to customers or the public, including brochures,  circulars,  research reports,  market letters,  form letters,  seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training  materials  or  other  communications  distributed  or  made  generally
available  to  some  or  all  agents  or  employees,   registration  statements,
prospectuses,  statements of additional  information,  shareholder  reports, and proxy  materials  and  any  other  material  constituting  sales  literature  or advertising under the NASD rules, the 1933 Act or the 1940 Act.

   4.6 AVIF TO PROVIDE DOCUMENTS; INFORMATION ABOUT LIFE INSURANCE.

   (a) AVIF will provide to LIFE  COMPANY at least one (1) complete  copy of all
SEC registration  statements,  AVIF Prospectuses,  reports,  any preliminary and final proxy  material,  applications  for  exemptions,  requests  for  no-action letters,  and all  amendments  to any of the above,  that  relate to AVIF or the
Shares of a Fund,  contemporaneously  with the filing of such  document with the
SEC or other regulatory authorities.

   (b)  AVIF  will  provide  to LIFE  COMPANY  a camera  ready  copy of all AVIF prospectuses and printed copies, in an amount specified by LIFE COMPANY, of AVIF statements of  additional  information,  proxy  materials,  periodic  reports to shareholders and other materials  required by law to be sent to Participants who have  allocated any Contract  value to a Fund.  AVIF will provide such copies to
LIFE COMPANY in a timely  manner so as to enable LIFE  COMPANY,  as the case may be, to print and distribute such materials within the time required by law to be furnished to Participants.

   (c) AVIF will  provide to LIFE COMPANY or its  designated  agent at least one
(1)  complete  copy of each  piece of  sales  literature  or  other  promotional material in which LIFE COMPANY, or any of its respective affiliates is named, or that refers to the  Contracts,  at least five (5) Business Days prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon.
No such material shall be used if LIFE COMPANY or its  designated  agent objects to such use within five (5) Business Days after receipt of such material or such shorter  period as the Parties hereto may, from time to time,  agree upon.  LIFE
COMPANY shall receive all such sales literature until such time as it appoints a designated  agent by giving  notice to AVIF in the manner  required by Section 9 hereof.

   (d) Neither AVIF nor any of its affiliates  will give any information or make any representations or statements on behalf of or concerning LIFE COMPANY,  each
Account,  or the Contracts  other than (i) the  information  or  representations contained in the  registration  statement,  including  each  Account  Prospectus contained therein, relating to the Contracts, as such registration statement and
Account  Prospectus  may be  amended  from  time to time;  or (ii) in  published reports  for the  Account or the  Contracts  that are in the  public  domain and approved by LIFE COMPANY for distribution; or (iii) in sales literature or other promotional material approved by LIFE COMPANY or its affiliates, except with the express written permission of LIFE COMPANY.

   (e) AVIF  shall  cause  its  principal  underwriter  to adopt  and  implement procedures  reasonably  designed  to ensure  that  information  concerning  LIFE
COMPANY, and its respective  affiliates that is intended for use only by brokers or agents  selling the  Contracts  (I.E.,  information  that is not intended for distribution to Participants)  ("broker only materials") is so used, and neither
LIFE  COMPANY,  nor any of its  respective  affiliates  shall be liable  for any losses,  damages or expenses  relating to the  improper  use of such broker only materials.

   (f) For purposes of this Section 4.6, the phrase  "sales  literature or other promotional  material" includes,  but is not limited to, advertisements (such as material  published,  or designed  for use in, a newspaper,  magazine,  or other periodical, radio, television,  telephone or tape recording,  videotape display, signs or billboards,  motion  pictures,  or other public media,  (E.G.,  on-line networks such as the Internet or other  electronic  messages),  sales literature
(I.E.,  any written  communication  distributed or made  generally  available to customers  or the public,  including  brochures,  circulars,  research  reports, market letters,  form letters,  seminar texts, reprints or excerpts of any other advertisement,  sales literature, or published article), educational or training materials or other  communications  distributed or made  generally  available to
some  or  all  agents  or  employees,  registration  statements,   prospectuses,
statements of additional  information,  shareholder reports, and proxy materials and any other material  constituting  sales literature or advertising  under the
NASD rules, the 1933 Act or the 1940 Act.

                       SECTION 5. MIXED AND SHARED FUNDING

   5.1 GENERAL.

   The SEC has granted an order to AVIF exempting it from certain  provisions of the 1940 Act and rules  thereunder so that AVIF may be available for  investment by certain other entities,  including,  without  limitation,  separate  accounts funding  variable  annuity  contracts  or  variable  life  insurance  contracts, separate accounts of insurance  companies  unaffiliated  with LIFE COMPANY,  and trustees of qualified  pension and retirement  plans  (collectively,  "Mixed and
Shared  Funding").  The Parties  recognize  that the SEC has  imposed  terms and conditions  for such  orders  that are  substantially  identical  to many of the provisions  of this  Section 5.  Sections  5.2  through  5.8 below  shall  apply pursuant to such an exemptive  order granted to AVIF.  AVIF hereby notifies LIFE
COMPANY that, in it may be appropriate to include in the prospectus  pursuant to which a Contract is offered  disclosure  regarding the potential  risks of Mixed and Shared Funding.

   5.2 DISINTERESTED TRUSTEES.

   AVIF agrees that its Board of Trustees shall at all times consist of trustees a majority of whom (the "Disinterested  Trustees") are not interested persons of
AVIF  within  the  meaning  of  Section  2(a)(19)  of the 1940 Act and the rules thereunder and as modified by any applicable  orders of the SEC,  except that if this condition is not met by reason of the death, disqualification, or bona fide resignation  of any  director,  then the  operation of this  condition  shall be suspended (a) for a period of  forty-five  (45) days if the vacancy or vacancies may be filled  by the  Board;(b)  for a period  of sixty  (60) days if a vote of shareholders  is  required  to fill the  vacancy or  vacancies;  or (c) for such longer period as the SEC may prescribe by order upon application.

   5.3 MONITORING FOR MATERIAL IRRECONCILABLE CONFLICTS.

   AVIF agrees that its Board of Trustees  will monitor for the existence of any material  irreconcilable  conflict  between the interests of the Participants in all separate accounts of life insurance companies utilizing AVIF ("Participating
Insurance Companies"), including each Account, and participants in all qualified retirement and pension plans  investing in AVIF  ("Participating  Plans").  LIFE
COMPANY  agrees to inform the Board of Trustees of AVIF of the  existence  of or any  potential  for any such  material  irreconcilable  conflict  of which it is aware. The concept of a "material irreconcilable conflict" is not defined by the
1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

   (a) an action by any state insurance or other regulatory authority;

   (b) a change in applicable federal or state insurance, tax or securities laws or  regulations,  or a  public  ruling,  private  letter  ruling,  no-action  or interpretative  letter,  or any similar  action by insurance,  tax or securities regulatory authorities;

   (c) an administrative or judicial decision in any relevant proceeding;

   (d) the manner in which the investments of any Fund are being managed;

   (e) a difference in voting  instructions  given by variable  annuity contract and  variable  life  insurance  contract  Participants  or  by  Participants  of different Participating Insurance Companies;

   (f) a decision by a Participating  Insurance  Company to disregard the voting instructions of Participants; or

   (g) a decision by a Participating  Plan to disregard the voting  instructions of Plan participants.

   Consistent with the SEC's requirements in connection with exemptive orders of the type  referred to in Section 5.1 hereof,  LIFE COMPANY will assist the Board of Trustees in  carrying  out its  responsibilities  by  providing  the Board of
Trustees with all information  reasonably necessary for the Board of Trustees to consider  any issue  raised,  including  information  as to a  decision  by LIFE
COMPANY  to  disregard  voting  instructions  of  Participants.  LIFE  COMPANY's responsibilities  in connection  with the foregoing  shall be carried out with a view only to the interests of Participants.

   5.4 CONFLICT REMEDIES.

   (a) It is agreed that if it is determined by a majority of the members of the
Board of Trustees or a majority of the  Disinterested  Trustees  that a material irreconcilable  conflict  exists,  LIFE COMPANY will,  if it is a  Participating
Insurance Company for which a material  irreconcilable  conflict is relevant, at its own expense and to the extent  reasonably  practicable  (as  determined by a majority of the  Disinterested  Trustees),  take whatever steps are necessary to remedy or  eliminate  the  material  irreconcilable  conflict,  which  steps may include, but are not limited to:

       (i)  withdrawing the assets allocable to some or all of the Accounts from
            AVIF  or  any  Fund  and  reinvesting  such  assets  in a  different investment medium, including another Fund of AVIF, or submitting the question whether such segregation should be implemented to a vote of all  affected  Participants  and, as  appropriate,  segregating  the assets of any particular  group (E.G.,  annuity  Participants,  life insurance  Participants or all Participants)  that votes in favor of such  segregation,  or offering  to the  affected  Participants  the option of making such a change; and

      (ii)  stablishing a new registered  investment company of the type defined as a  "management  company" in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

   (b) If the material  irreconcilable conflict arises because of LIFE COMPANY's
decision  to  disregard   Participant-voting   instructions  and  that  decision
represents a minority  position or would preclude a majority vote,  LIFE COMPANY may be required,  at AVIF's election,  to withdraw each Account's  investment in
AVIF or any Fund.  No  charge or  penalty  will be  imposed  as a result of such withdrawal. Any such withdrawal must take place within six (6) months after AVIF gives notice to LIFE COMPANY that this provision is being implemented, and until such  withdrawal  AVIF shall  continue  to accept and  implement  orders by LIFE
COMPANY for the purchase and redemption of Shares of AVIF.

   (c) If a material  irreconcilable  conflict arises because a particular state insurance  regulator's  decision  applicable to LIFE COMPANY  conflicts with the majority  of other  state  regulators,  then LIFE  COMPANY  will  withdraw  each
Account's  investment  in AVIF  within  six (6)  months  after  AVIF's  Board of
Trustees  informs  LIFE COMPANY that it has  determined  that such  decision has created a material irreconcilable conflict, and until such withdrawal AVIF shall continue to accept and  implement  orders by LIFE  COMPANY for the  purchase and redemption  of Shares of AVIF.  No charge or penalty will be imposed as a result of such withdrawal.

   (d) LIFE COMPANY agrees that any remedial action taken by it in resolving any material  irreconcilable  conflict will be carried out at its expense and with a view only to the interests of Participants.

   (e) For  purposes  hereof,  a majority  of the  Disinterested  Trustees  will determine  whether or not any proposed action  adequately  remedies any material irreconcilable  conflict.  In no  event,  however,  will  AVIF  or  any  of  its affiliates be required to establish a new funding medium for any Contracts. LIFE
COMPANY  will not be  required  by the terms  hereof to  establish a new funding medium for any  Contracts  if an offer to do so has been  declined  by vote of a
majority  of  Participants   materially   adversely  affected  by  the  material
irreconcilable conflict.

   5.5 NOTICE TO LIFE COMPANY

   AVIF  will  promptly  make  known in  writing  to LIFE  COMPANY  the Board of
Trustees' determination of the existence of a material irreconcilable  conflict, a description of the facts that give rise to such conflict and the  implications of such conflict.

   5.6 INFORMATION REQUESTED BY BOARD OF TRUSTEES.

   LIFE  COMPANY and AVIF (or its  investment  adviser)  will at least  annually submit to the Board of Trustees of AVIF such  reports,  materials or data as the
Board of Trustees may reasonably request so that the Board of Trustees may fully carry  out the  obligations  imposed  upon it by the  provisions  hereof  or any exemptive order granted by the SEC to permit Mixed and Shared Funding,  and said reports,  materials  and data will be  submitted at any  reasonable  time deemed appropriate  by the Board of  Trustees.  All  reports  received  by the Board of
Trustees of potential or existing  conflicts,  and all Board of Trustees actions with regard to determining the existence of a conflict,  notifying Participating
Insurance  Companies  and  Participating  Plans of a conflict,  and  determining whether any proposed  action  adequately  remedies a conflict,  will be properly recorded in the minutes of the Board of Trustees or other  appropriate  records, and  such  minutes  or  other  records  will be made  available  to the SEC upon request.

   5.7 COMPLIANCE WITH SEC RULES.

   If, at any time  during  which AVIF is serving  as an  investment  medium for variable life  insurance  Contracts,  1940 Act Rules 6e-3(T) or, if  applicable,
6e-2 are  amended  or Rule 6e-3 is  adopted to  provide  exemptive  relief  with respect to Mixed and Shared  Funding,  AVIF  agrees that it will comply with the terms  and  conditions  thereof  and that the  terms of this  Section 5 shall be deemed  modified if and only to the extent required in order also to comply with the terms and  conditions  of such  exemptive  relief that is afforded by any of said rules that are applicable.

   5.8 OTHER REQUIREMENTS.

   AVIF will require that each Participating Insurance Company and Participating
Plan enter into an  agreement  with AVIF that  contains  in  substance  the same provisions as are set forth in Sections 4.1(b),  4.1(d), 4.3(a), 4.4(b), 4.5(a),
5, and 10 of this Agreement.

                             SECTION 6. TERMINATION

   6.1 EVENTS OF TERMINATION

   Subject to Section 6.5 below, this Agreement will terminate as to a Fund:

   (a) at the option of any party,  with or  without  cause with  respect to the
Fund,  upon six (6) months advance  written notice to the other parties,  or, if later,  upon  receipt of any  required  exemptive  relief  from the SEC,  unless otherwise agreed to in writing by the parties; or

   (b) at the option of AVIF upon institution of formal proceedings against LIFE
COMPANY or its affiliates by the NASD, the SEC, any state insurance regulator or any other  regulatory  body  regarding  LIFE  COMPANY's  obligations  under this
Agreement  or  related  to the  sale of the  Contracts,  the  operation  of each
Account, or the purchase of Shares, if, in each case, AVIF reasonably determines that such  proceedings,  or the facts on which such proceedings  would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

   (c) at the option of LIFE  COMPANY  upon  institution  of formal  proceedings against AVIF, its principal underwriter,  or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding
AVIF's  obligations  under  this  Agreement  or  related  to  the  operation  or management  of AVIF or the  purchase  of AVIF  Shares,  if, in each  case,  LIFE
COMPANY reasonably determines that such proceedings,  or the facts on which such proceedings  would be based,  have a material  likelihood  of imposing  material adverse consequences on LIFE COMPANY; or

   (d) at the option of any Party in the event  that (i) the  Fund's  Shares are not registered and, in all material respects, issued and sold in accordance with any applicable  federal or state law, or (ii) such law precludes the use of such
Shares  as an  underlying  investment  medium of the  Contracts  issued or to be issued by LIFE COMPANY; or

   (e) upon termination of the corresponding Subaccount's investment in the Fund pursuant to Section 5 hereof; or

   (f) at the option of AVIF if the  Contracts  issued by LIFE COMPANY  cease to qualify as annuity  contracts or life insurance  contracts under the Code (other than by reason of the Fund's  noncompliance  with Section 817(h) or Subchapter M of the  Code)  or if  interests  in an  Account  under  the  Contracts  are  not registered,  where required,  and, in all material  respects,  are not issued or sold in accordance with any applicable federal or state law; or

   (g) upon another Party's material breach of any provision of this Agreement.

   6.2 SUBJECT TO SECTION 6.5 BELOW, THIS AGREEMENT WILL TERMINATE AS TO AVIF.

   (a) at the  option of LIFE  COMPANY,  if any Fund  ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar  provisions,  or if
LIFE COMPANY reasonably believes that any Fund may fail to so qualify; or

   (b) at the option of LIFE  COMPANY,  if any Fund fails to comply with Section
817(h) of the Code or with successor or similar provisions,  or if LIFE COMPANY, reasonably believes that any Fund may fail to so comply.

   6.3 NOTICE REQUIREMENT FOR TERMINATION.

   No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other Party to this
Agreement of its intent to terminate,  and such notice shall set forth the basis for such termination. Furthermore:

   (a) in the  event  that any  termination  is based  upon  the  provisions  of
Sections  6.1(a) or 6.1(e)  hereof,  such prior written notice shall be given at least six (6) months in advance of the effective  date of  termination  unless a shorter time is agreed to by the Parties hereto;

   (b) in the  event  that any  termination  is based  upon  the  provisions  of
Sections  6.1(b) or 6.1(c)  hereof,  such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination  unless a shorter time is agreed to by the Parties hereto; and

   (c) in the  event  that any  termination  is based  upon  the  provisions  of
Sections 6.1(d),  6.1(f),  6.1(g),  6.1(h) or 6.1(i) hereof,  such prior written notice shall be given as soon as possible  within  twenty-four  (24) hours after the terminating Party learns of the event causing termination to be required.

   6.4 FUNDS TO REMAIN AVAILABLE.

   Notwithstanding  any termination of this Agreement,  AVIF will, at the option of LIFE  COMPANY,  continue  to make  available  additional  shares  of the Fund pursuant to the terms and  conditions  of this  Agreement,  for all Contracts in effect on the  effective  date of  termination  of this  Agreement  (hereinafter referred to as "Existing  Contracts").  Specifically,  without  limitation,  the owners of the Existing Contracts will be permitted to reallocate  investments in the Fund (as in effect on such  date),  redeem  investments  in the Fund  and/or invest in the Fund upon the making of  additional  purchase  payments  under the
Existing  Contracts.  The parties  agree that this Section 6.3 will not apply to any  terminations  under Section 5 and the effect of such  terminations  will be governed by Section 5 of this Agreement.

   6.5 SURVIVAL OF WARRANTIES AND INDEMNIFICATIONS.

   All  warranties  and  indemnifications  will survive the  termination of this
Agreement.

   6.6 CONTINUANCE OF AGREEMENT FOR CERTAIN PURPOSES.

   If any Party  terminates  this Agreement with respect to any Fund pursuant to
Sections 6.1(b),  6.1(c),  6.1(d), 6.1(f), 6.1(g), 6.2(a) or 6.2(b) hereof, this
Agreement  shall  nevertheless  continue in effect as to any Shares of that Fund that  are  outstanding  as  of  the  date  of  such  termination  (the  "Initial
Termination Date"). This continuation shall extend to the earlier of the date as of which an Account  owns no Shares of the  affected  Fund or a date (the "Final
Termination Date") six (6) months following the Initial Termination Date, except that LIFE  COMPANY may, by written  notice  shorten said six (6) month period in the case of a termination pursuant to Sections 6.1(d), 6.1(f), 6.1(g), 6.2(a) or
6.2(b).

             SECTION 7. PARTIES TO COOPERATE RESPECTING TERMINATION

   The Parties hereto agree to cooperate and give  reasonable  assistance to one another  in taking  all  necessary  and  appropriate  steps for the  purpose  of ensuring  that an Account  owns no Shares of a Fund after the Final  Termination
Date with respect thereto,  or, in the case of a termination pursuant to Section
6.1(a), the termination date specified in the notice of termination.  Such steps may include  combining the affected Account with another  Account,  substituting other  mutual  fund  shares  for  those  of  the  affected  Fund,  or  otherwise terminating participation by the Contracts in such Fund.

                              SECTION 8. ASSIGNMENT

   This  Agreement  may not be  assigned  by any Party,  except with the written consent of each other Party.

                               SECTION 9. NOTICES

   Notices  and  communications  required  or  permitted  will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement  will be given to the following  persons at the  following  addresses  and  facsimile  numbers,  or such  other  persons,
addresses  or  facsimile   numbers  as  the  Party  receiving  such  notices  or
communications may subsequently direct in writing:

                      AIM VARIABLE INSURANCE FUNDS
                      A I M DISTRIBUTORS, INC.
                      11 Greenway Plaza, Suite 100
                      Houston, Texas  77046
                      Facsimile:  (713) 993-9185
                      Attn:  Nancy L. Martin, Esq.

                      FIRST SECURITY BENEFIT LIFE INSURANCE
                      AND ANNUITY COMPANY OF NEW YORK
                      70 West Red Oak Lane, 4th Floor
                      White Plains, NY  10604
                      Facsimile:  (914) 697-4912
                      Attn:  Chief Administrative Officer

                      With a copy to:

                      Security Benefit Life Insurance Company
                      One Security Benefit Place
                      Topeka, Kansas 66636
                      Facsimile:  (785) 438-3080
                      Attn:  General Counsel

                          SECTION 10. VOTING PROCEDURES

   Subject to the cost allocation procedures set forth in Section 3 hereof, LIFE
COMPANY will distribute all proxy material  furnished by AVIF to Participants to whom pass-through voting privileges are required to be extended and will solicit voting  instructions  from  Participants.  LIFE  COMPANY  will  vote  Shares  in accordance with timely  instructions  received from  Participants.  LIFE COMPANY will  vote  Shares  that  are  (a)  not  attributable  to  Participants  to whom
pass-through   voting   privileges  are  extended,   or  (b)   attributable   to
Participants,  but for which no timely  instructions have been received,  in the same  proportion as Shares for which said  instructions  have been received from
Participants,  so long as and to the extent that the SEC  continues to interpret the 1940 Act to require pass through voting privileges for Participants. Neither
LIFE  COMPANY  nor any of its  affiliates  will in any way  recommend  action in connection with or oppose or interfere with the  solicitation of proxies for the
Shares  held for such  Participants.  LIFE  COMPANY  reserves  the right to vote shares held in any  Account in its own right,  to the extent  permitted  by law.
LIFE COMPANY shall be responsible for assuring that each of its Accounts holding
Shares  calculates  voting  privileges in a manner consistent with that of other
Participating  Insurance  Companies  or in the manner  required by the Mixed and
Shared Funding  exemptive  order obtained by AVIF. AVIF will notify LIFE COMPANY of any changes of  interpretations  or  amendments  to Mixed and Shared  Funding exemptive  order it has  obtained.  AVIF will comply with all  provisions of the
1940 Act requiring voting by shareholders,  and in particular,  AVIF either will provide for annual meetings (except insofar as the SEC may interpret  Section 16 of the 1940 Act not to require such  meetings) or will comply with Section 16(c)
of the 1940 Act  (although  AVIF is not one of the trusts  described  in Section
16(c) of that Act) as well as with Sections  16(a) and, if and when  applicable,
16(b). Further, AVIF will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

                         SECTION 11. FOREIGN TAX CREDITS

   AVIF agrees to consult in advance with LIFE COMPANY  concerning  any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

                           SECTION 12. INDEMNIFICATION

   12.1 OF AVIF AND AIM BY LIFE COMPANY.

   (a) Except to the extent  provided in Sections  12.1(b) and  12.1(c),  below,
LIFE COMPANY agrees to indemnify and hold harmless AVIF, AIM, their  affiliates, and each person,  if any, who controls AVIF, AIM, or their affiliates within the meaning of Section 15 of the 1933 Act and each of their respective  trustees and officers,  (collectively, the "Indemnified Parties" for purposes of this Section
12.1)  against  any and all  losses,  claims,  damages,  liabilities  (including amounts paid in settlement  with the written consent of LIFE COMPANY) or actions in  respect  thereof  (including,  to the  extent  reasonable,  legal  and other expenses),  to which  the  Indemnified  Parties  may  become  subject  under any statute,  regulation, at common law or otherwise;  PROVIDED, the Account owns or owned  shares  of  the  Fund  and  insofar  as  such  losses,  claims,  damages, liabilities or actions:

        (i)  arise out of or are based  upon any  untrue  statement  or  alleged untrue  statement of any material  fact  contained in any Account's
             1933  Act  registration  statement,  any  Account  Prospectus,  the
             Contracts, or sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing),  or arise out of or are based upon the omission or the alleged  omission to state therein a material fact required to be stated  therein or necessary to make the statements therein not misleading;  provided, that this agreement to indemnify shall not apply as to any Indemnified  Party if such statement or omission or such alleged statement or omission was  made in  reliance  upon  and in  conformity  with  information furnished to LIFE COMPANY by or on behalf of AVIF or AIM for use in
             any  Account's  1933  Act  registration   statement,   any  Account
             Prospectus,  the Contracts,  or sales  literature or advertising or otherwise  for use in  connection  with  the sale of  Contracts  or
             Shares (or any amendment or supplement to any of the foregoing); or

       (ii)  arise  out  of  or  as  a  result  of  any  other   statements   or
             representations (other than statements or representations contained in AVIF's 1933 Act registration statement,  AVIF Prospectus,  sales literature or  advertising  of AVIF, or any amendment or supplement to any of the  foregoing,  not  supplied  for use  therein by or on behalf of LIFE COMPANY or its  respective  affiliates  and on which such persons have reasonably  relied) or the negligent,  illegal or fraudulent  conduct of LIFE  COMPANY or  respective  affiliates  or persons under their control (including,  without limitation,  their employees and "persons  associated  with a member," as that term is defined in paragraph  (q) of Article I of the NASD's  By-Laws),  in connection  with  the  sale or  distribution  of the  Contracts  or
             Shares; or

      (iii)  arise out of or are based  upon any  untrue  statement  or  alleged untrue  statement of any material fact contained in AVIF's 1933 Act
             registration  statement,  AVIF  Prospectus,   sales  literature  or
             advertising  of AVIF,  or any amendment or supplement to any of the foregoing,  or the omission or alleged  omission to state therein a material  fact  required to be stated  therein or necessary to make the  statements  therein  not  misleading  if such a  statement  or
             omission  was  made  in  reliance  upon  and  in  conformity   with
             information  furnished to AVIF,  AIM or their  affiliates  by or on behalf of LIFE  COMPANY  or its  respective  affiliates  for use in
             AVIF's 1933 Act  registration  statement,  AVIF  Prospectus,  sales literature or  advertising  of AVIF, or any amendment or supplement to any of the foregoing; or

       (iv)  arise as a result of any  failure by LIFE  COMPANY  to perform  the
             obligations,   provide  the  services  and  furnish  the  materials
             required of them under the terms of this Agreement, or any material breach of any  representation  and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY, or

        (v)  arise  as a result  of  failure  by the  Contracts  issued  by LIFE
             COMPANY to qualify as annuity contracts or life insurance contracts under the Code,  otherwise  than by reason of any Fund's failure to comply with  Subchapter M (or any  successor  provision) or Section
             817(h) of the Code (or any successor provision).

   (b) LIFE COMPANY  shall not be liable under this Section 12.1 with respect to any losses,  claims,  damages,  liabilities  or actions to which an  Indemnified
Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that  Indemnified  Party of its duties or by reason of that  Indemnified  Party's  reckless  disregard of  obligations  or duties (i) under this Agreement, or (ii) to AVIF or AIM.

   (c) LIFE COMPANY  shall not be liable under this Section 12.1 with respect to any action against an  Indemnified  Party unless AVIF or AIM shall have notified
LIFE  COMPANY in writing  within a  reasonable  time after the  summons or other first legal process  giving  information  of the nature of the action shall have been served upon such Indemnified  Party (or after such Indemnified  Party shall have received  notice of such service on any designated  agent),  but failure to notify LIFE  COMPANY of any such action  shall not relieve LIFE COMPANY from any liability which they may have to the Indemnified  Party against whom such action is brought  otherwise than on account of this Section 12.1.  Except as otherwise provided  herein,  in case any such  action is brought  against  an  Indemnified
Party, LIFE COMPANY shall be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with  counsel  approved by the  Indemnified  Party  named in the  action,  which approval shall not be unreasonably  withheld.  After notice from LIFE COMPANY to such Indemnified Party of LIFE COMPANY's election to assume the defense thereof, the Indemnified  Party will cooperate fully with LIFE COMPANY and shall bear the fees and  expenses of any  additional  counsel  retained by it, and LIFE COMPANY shall not be liable to such Indemnified Party under this Agreement for any legal or other expenses  subsequently incurred by such Indemnified Party independently in  connection  with  the  defense  thereof,  other  than  reasonable  costs  of investigation.

   12.2 OF LIFE COMPANY BY AVIF AND AIM.

   (a) Except to the extent provided in Sections  12.2(c),  12.2(d) and 12.2(e), below,  AVIF and AIM agree to indemnify  and hold  harmless  LIFE  COMPANY,  its affiliates,  and  each  person,  if  any,  who  controls  LIFE  COMPANY,  or its affiliates  within  the  meaning  of  Section 15 of the 1933 Act and each of its trustees and officers,  (collectively,  the "Indemnified  Party" for purposes of this Section  12.2)  against any and all losses,  claims,  damages,  liabilities
(including  amounts paid in settlement  with the written  consent of AVIF and/or
AIM) or actions in respect thereof (including,  to the extent reasonable,  legal and other expenses),  to which the Indemnified  Parties may become subject under any statute, regulation, at common law, or otherwise; PROVIDED, the Account owns or owned  shares  of the Fund  and  insofar  as such  losses,  claims,  damages, liabilities or actions:

        (i)  arise out of or are based  upon any  untrue  statement  or  alleged untrue  statement of any material fact contained in AVIF's 1933 Act registration  statement,  AVIF  Prospectus  or sales  literature or advertising  of AVIF (or any  amendment or supplement to any of the foregoing),  or arise out of or are based upon the  omission or the alleged  omission to state  therein a material  fact required to be stated  therein or  necessary  to make the  statements  therein not misleading;  PROVIDED,  that this agreement to indemnify  shall not apply as to any Indemnified  Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information  furnished to AVIF or its affiliates by or on behalf of LIFE  COMPANY or its  affiliates  for use in AVIF's
             1933  Act  registration  statement,  AVIF  Prospectus,  or in sales literature or advertising  or otherwise for use in connection  with the sale of Contracts or Shares (or any  amendment or supplement to any of the foregoing); or

       (ii)  arise  out  of  or  as  a  result  of  any  other   statements   or
             representations (other than statements or representations contained in any  Account's  1933 Act  registration  statement,  any  Account
             Prospectus,  sales literature or advertising for the Contracts,  or any amendment or supplement to any of the  foregoing,  not supplied for use  therein by or on behalf of AVIF,  AIM or their  affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent  conduct of AVIF, AIM or their  affiliates or persons under their control (including,  without limitation,  their employees  and "persons  associated  with a member" as that term is defined  in  Section  (q) of  Article  I of the NASD  By-Laws),  in
             connection  with the sale or  distribution  of the Contract or AVIF
             Shares; or

      (iii)  arise out of or are based  upon any  untrue  statement  or  alleged untrue  statement of any material  fact  contained in any Account's
             1933 Act  registration  statement,  any Account  Prospectus,  sales literature or advertising covering the Contracts,  or any amendment or supplement to any of the  foregoing,  or the omission or alleged omission  to state  therein a material  fact  required to be stated
             therein or necessary to make the statements therein not misleading, if such  statement  or omission  was made in  reliance  upon and in conformity  with  information  furnished  to  LIFE  COMPANY  or its affiliates  by or on behalf of AVIF or AIM for use in any Account's
             1933 Act  registration  statement,  any Account  Prospectus,  sales literature or advertising covering the Contracts,  or any amendment or supplement to any of the foregoing; or

       (iv)  arise as a result  of any  failure  by AVIF or AIM to  perform  the
             obligations,   provide  the  services  and  furnish  the  materials
             required of it under the terms of this  Agreement,  or any material breach of any representation and/or warranty made by AVIF or AIM in this  Agreement  or arise out of or result from any other  material breach of this Agreement by AVIF or AIM.

   (b) The parties  agree that the foregoing  indemnification  by AVIF shall not apply to any acts or omissions of AIM. Except to the extent provided in Sections
12.2(c),  12.2(d) and 12.2(e)  hereof,  AVIF and AIM agree to indemnify and hold harmless the  Indemnified  Parties from and against any and all losses,  claims, damages,  liabilities  (including  amounts paid in settlement  thereof with, the written consent of AVIF and/or AIM) or actions in respect thereof (including, to the  extent  reasonable,  legal and  other  expenses)  to which the  Indemnified
Parties may become subject directly or indirectly  under any statute,  at common law or  otherwise,  insofar as such  losses,  claims,  damages,  liabilities  or actions  directly or  indirectly  result from or arise out of the failure of any
Fund to  operate  as a  regulated  investment  company  in  compliance  with (i)
Subchapter  M  of  the  Code  and  regulations   thereunder  (or  any  successor
provision),  or (ii) Section 817(h) of the Code and  regulations  thereunder (or any successor provision),  including,  without limitation,  any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against LIFE COMPANY pursuant to the Contracts, the costs of any ruling and closing  agreement or other settlement with the IRS, and the cost of any substitution by LIFE COMPANY of Shares of another  investment  company or portfolio for those of any adversely  affected Fund as a funding medium for each
Account that LIFE COMPANY  reasonably deems necessary or appropriate as a result of the noncompliance.

   (c) Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any losses, claims,  damages,  liabilities or actions to which an Indemnified
Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that  Indemnified  Party of its duties or by reason of such Indemnified  Party's reckless disregard of its obligations and duties  (i) under  this  Agreement,  or (ii) to LIFE  COMPANY  each  Account  or
Participants.

   (d) Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any action against an Indemnified  Party unless the  Indemnified  Party shall have  notified  AVIF and/or AIM in writing  within a  reasonable  time after the summons or other first legal  process  giving  information  of the nature of the action  shall  have been  served  upon  such  Indemnified  Party (or after  such
Indemnified  Party shall have received  notice of such service on any designated agent),  but failure to notify AVIF or AIM of any such action  shall not relieve
AVIF or AIM  from any  liability  which  it may  have to the  Indemnified  Party against  whom such action is brought  otherwise  than on account of this Section
12.2.  Except as otherwise  provided herein,  in case any such action is brought against an Indemnified  Party,  AVIF and/or AIM will be entitled to participate, at its own expense,  in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement  proceeding with the IRS), with counsel  approved by the  Indemnified  Party named in the action, which approval shall not be unreasonably withheld. After notice from AVIF and/or
AIM to such Indemnified  Party of AVIF's or AIM's election to assume the defense thereof,  the Indemnified Party will cooperate fully with AVIF and AIM and shall bear the fees and expenses of any  additional  counsel  retained by it, and AVIF and AIM will not be liable to such  Indemnified  Party under this  Agreement for any legal or other  expenses  subsequently  incurred by such  Indemnified  Party independently  in connection  with the defense  thereof,  other than  reasonable costs of investigation.

   (e) In no  event  shall  AVIF  or AIM be  liable  under  the  indemnification provisions  contained in this Agreement to any individual or entity,  including, without limitation, LIFE COMPANY or any other Participating Insurance Company or any Participant,  with respect to any losses,  claims,  damages,  liabilities or expenses  that arise out of or result  from (i) a breach of any  representation, warranty, and/or covenant made by LIFE COMPANY hereunder or by any Participating
Insurance   Company  under  an  agreement   containing   substantially   similar
representations,  warranties and covenants;  (ii) the failure by LIFE COMPANY or any  Participating  Insurance  Company to maintain its segregated  asset account
(which  invests in any Fund) as a legally  and  validly  established  segregated asset  account  under  applicable  state  law  and  as a  duly  registered  unit investment trust under the provisions of the 1940 Act (unless exempt therefrom);
or (iii) the failure by LIFE COMPANY or any  Participating  Insurance Company to
maintain its variable annuity or life insurance contracts (with respect to which any Fund serves as an underlying  funding vehicle) as annuity  contracts or life insurance contracts under applicable provisions of the Code.

   12.3 EFFECT OF NOTICE.

   Any notice given by the indemnifying  Party to an Indemnified  Party referred to in Sections  12.1(c) or 12.2(d) above of  participation  in or control of any action by the  indemnifying  Party will in no event be deemed to be an admission by the indemnifying Party of liability,  culpability or responsibility,  and the indemnifying  Party will remain free to contest  liability  with  respect to the claim among the Parties or otherwise.

   12.4 SUCCESSORS.

   A successor  by law of any Party  shall be  entitled  to the  benefits of the indemnification contained in this Section 12.

                           SECTION 13. APPLICABLE LAW

   This Agreement will be construed and the provisions hereof  interpreted under and in accordance with Delaware law, without regard for that state's  principles of conflict of laws.

                      SECTION 14. EXECUTION IN COUNTERPARTS

   This Agreement may be executed  simultaneously  in two or more  counterparts, each of which taken together will constitute one and the same instrument.

                            SECTION 15. SEVERABILITY

   If any  provision  of this  Agreement  is held  or  made  invalid  by a court decision,  statute, rule or otherwise,  the remainder of this Agreement will not be affected thereby.

                          SECTION 16. RIGHTS CUMULATIVE

   The  rights,  remedies  and  obligations  contained  in  this  Agreement  are cumulative and are in addition to any and all rights,  remedies and obligations, at law or in equity,  that the Parties are  entitled to under  federal and state laws.

                              SECTION 17. HEADINGS

   The Table of Contents and headings used in this Agreement are for purposes of reference  only and shall not limit or define the meaning of the  provisions  of this Agreement.

                           SECTION 18. CONFIDENTIALITY

   AVIF acknowledges that the identities of the customers of LIFE COMPANY or any of its  affiliates  (collectively,  the "LIFE  COMPANY  Protected  Parties"  for purposes of this Section 18), information  maintained regarding those customers, and all computer programs and procedures or other  information  developed by the
LIFE COMPANY Protected Parties or any of their employees or agents in connection with LIFE  COMPANY's  performance  of its duties  under this  Agreement  are the valuable property of the LIFE COMPANY Protected Parties.  AVIF agrees that if it comes into  possession of any list or  compilation of the identities of or other information about the LIFE COMPANY Protected  Parties'  customers,  or any other information or property of the LIFE COMPANY Protected  Parties,  other than such information  as  may  be  independently  developed  or  compiled  by  AVIF  from information  supplied to it by the LIFE COMPANY Protected Parties' customers who also maintain  accounts  directly with AVIF, AVIF will hold such  information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with LIFE COMPANY's prior written
consent;  or  (b)  as  required  by  law  or  judicial  process.   LIFE  COMPANY
acknowledges  that  the  identities  of  the  customers  of  AVIF  or any of its affiliates  (collectively,  the `AVIF  Protected  Parties'  for purposes of this
Section 18), information maintained regarding those customers,  and all computer programs and  procedures or other  information  developed by the AVIF  Protected
Parties  or  any  of  their  employees  or  agents  in  connection  with  AVIF's performance of its duties under this Agreement are the valuable  property of the
AVIF Protected Parties.  LIFE COMPANY agrees that if it comes into possession of any list or compilation of the identities of or other information about the AVIF
Protected  Parties'  customers or any other  information or property of the AVIF
Protected Parties, other than such information as may be independently developed or  compiled  by  LIFE  COMPANY  from  information  supplied  to it by the  AVIF
Protected  Parties'  customers  who also  maintain  accounts  directly with LIFE
COMPANY,  LIFE COMPANY will hold such  information or property in confidence and refrain from using,  disclosing or distributing any of such information or other property except:  (a) with AVIF's prior written  consent;  or (b) as required by law or  judicial  process.  Each  party  acknowledges  that  any  breach  of the agreements in this Section 18 would result in immediate and irreparable  harm to the other  parties for which there would be no adequate  remedy at law and agree that in the  event of such a breach,  the  other  parties  will be  entitled  to equitable relief by way of temporary and permanent injunctions,  as well as such other relief as any court of competent jurisdiction deems appropriate.

                      SECTION 19. TRADEMARKS AND FUND NAMES

   (a) Except as may  otherwise be provided in a License  Agreement  among A I M
Management  Group Inc.,  and LIFE  COMPANY,  neither  LIFE COMPANY or any of its affiliates,  shall use any trademark,  trade name, service mark or logo of AVIF,
AIM or  any of  their  respective  affiliates,  or  any  variation  of any  such trademark,  trade  name,  service  mark or logo,  without  AVIF's or AIM's prior written consent, the granting of which shall be at AVIF's or AIM's sole option.

   (b) Except as otherwise  expressly provided in this Agreement,  neither AVIF, its investment  adviser,  its principal  underwriter,  or any affiliates thereof shall use any trademark,  trade name,  service mark or logo of LIFE COMPANY,  or any of its  affiliates,  or any  variation  of any such  trademark,  trade name, service mark or logo, without LIFE COMPANY's prior written consent, the granting of which shall be at LIFE COMPANY's sole option.

                        SECTION 20. PARTIES TO COOPERATE

   Each party to this  Agreement  will  cooperate  with each other party and all appropriate  governmental authorities (including,  without limitation,  the SEC, the NASD and state  insurance  regulators)  and will  permit each other and such authorities  reasonable  access  to its  books  and  records  (including  copies thereof)  in  connection  with any  investigation  or inquiry  relating  to this
Agreement or the transactions contemplated hereby.

                             SECTION 21. AMENDMENTS

   No  provision  of this  Agreement  may be amended or  modified  in any manner except by a written agreement executed by all parties hereto.

   IN WITNESS WHEREOF,  the Parties have caused this Agreement to be executed in their names and on their behalf by and through  their duly  authorized  officers signing below.

                                      AIM VARIABLE INSURANCE FUNDS

Attest:  NANCY L. MARTIN              By:     CAROL F. RELIHAN
         ------------------------             ----------------------------------
Name:    Nancy L. Martin              Name:   Carol F. Relihan
Title:   Assistant Secretary          Title:  Senior Vice President

                                      A I M DISTRIBUTORS, INC.

Attest:  NANCY L. MARTIN              By:     MICHAEL J. CEMO
         ------------------------             ----------------------------------
Name:    Nancy L. Martin              Name:   Michael J. Cemo
Title:   Assistant Secretary          Title:  President

                                      FIRST SECURITY BENEFIT LIFE INSURANCE AND
                                      ANNUITY COMPANY OF NEW YORK, on behalf
                                      of itself and its separate accounts

Attest:  CHRIS SWICKARD               By:     DONALD J. SCHEPKER
         ------------------------             ----------------------------------
Name:    Chris Swickard               Name:   Donald J. Schepker
Title:   Attorney                     Title:  Vice President

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS
-----------------------------------

   AIM VARIABLE INSURANCE FUNDS

   AIM V.I. Capital Appreciation Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS
-------------------------------------

   VARIABLE ANNUITY ACCOUNT A
   (created 01-22-06)

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
-----------------------------------------

   AdvisorDesigns
   Form #FSB216

                                   SCHEDULE B

                          AIM'S PRICING ERROR POLICIES

DETERMINATION OF MATERIALITY

In the event that AIM  discovers an error in the  calculation  of the Fund's net asset value, the following policies will apply:

If the  amount  of the  error is less  than  $.01 per  share,  it is  considered immaterial and no adjustments are made.

If the  amount  of the  error is $.01 per  share  or  more,  then the  following thresholds are applied:

   a.  If the amount of the  difference in the erroneous net asset value and the correct net asset value is less than .5% of the correct net asset  value,
       AIM will  reimburse the affected Fund to the extent of any loss resulting from the error. No other adjustments shall be made.

   b.  If the amount of the  difference in the erroneous net asset value and the correct net asset value is .5% of the correct net asset value or greater, then AIM will  determine the impact of the error to the affected Fund and shall reimburse such Fund (and/or LIFE COMPANY,  as appropriate,  such as in the event that the error was not  discovered  until after LIFE COMPANY processed transactions using the erroneous net asset value) to the extent of any loss resulting from the error. To the extent that an overstatement of net asset value per share is detected quickly and LIFE COMPANY has not mailed redemption  checks to Participants,  LIFE COMPANY and AIM agree to examine  the  extent  of  the  error  to  determine  the  feasibility  of reprocessing such redemption transaction (for purposes of reimbursing the
       Fund to the extent of any such overpayment).

REPROCESSING COST REIMBURSEMENT

To the extent a reprocessing of Participant transactions is required pursuant to paragraph  (b),  above,  AIM shall  reimburse  LIFE  COMPANY for LIFE  COMPANY's reprocessing costs in an amount not to exceed $1.00 per contract affected by $10 or more.

The Pricing Policies described herein may be modified by AVIF as approved by its
Board of Trustees.  AIM agrees to use its best efforts to notify LIFE COMPANY at least five (5) days prior to any such  meeting of the Board of  Trustees of AVIF to consider such proposed changes.

                                   SCHEDULE C

                               EXPENSE ALLOCATIONS

================================================================================
               LIFE COMPANY               |              AVIF/AIM
------------------------------------------|-------------------------------------
Preparing and filing the Account's        | Preparing and filing the Fund's
registration statement                    | registration statement
------------------------------------------|-------------------------------------
Text composition for Account              | text composition for Fund
prospectuses and supplements              | prospectuses and supplements
------------------------------------------|-------------------------------------
Text alterations of prospectuses          | text alterations of prospectuses
(Account) and supplements (Account)       | (Fund) and supplements (Fund)
------------------------------------------|-------------------------------------
Printing Account and Fund prospectuses    | a camera ready Fund prospectus
and supplements                           |
------------------------------------------|-------------------------------------
Text composition and printing             | text composition and printing
Account SAIs                              | Fund SAIs
------------------------------------------|-------------------------------------
Mailing and distributing Account SAIs     | mailing and distributing Fund
policy owners upon request by policy      | SAIs to policy owners upon
owners                                    | request by policy owners
------------------------------------------|-------------------------------------
Mailing and distributing prospectuses     |
(Account and Fund) and supplements        |
(Account and Fund) to policy owners of    |
record as required by Federal Securities  |
Laws and to prospective purchasers        |
------------------------------------------|-------------------------------------
Text composition (Account), printing,     | text composition of annual and
mailing, and distributing annual and      | semi-annual reports (Fund)
semi-annual reports for Account (Fund     |
and Account as, applicable)               |
------------------------------------------|-------------------------------------
Text composition, printing, mailing,      | text composition, printing, mailing,
distributing, and tabulation of proxy     | distributing and tabulation of proxy
statements and voting instruction         | statements and voting instruction
solicitation materials to policy owners   | solicitation materials to policy
with respect to proxies related to the    | owners with respect to proxies
Account                                   | related to the Fund
------------------------------------------|-------------------------------------
Preparation, printing and distributing    |
sales material and advertising relating   |
to the Funds, insofar as such materials   |
relate to the Contracts and filing such   |
materials with and obtaining approval     |
from, the SEC, the NASD, any state        |
insurance regulatory authority, and any   |
other appropriate regulatory authority,   |
to the extent required                    |
================================================================================